New Hampshire Thrift Bancshares, Inc. Announces Earnings for Fiscal Year 2013

NEWPORT, NH -- (Marketwired - January 31, 2014) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the twelve months ended December 31, 2013, of $8.4 million, or $1.11 per common share, assuming dilution, compared to $7.8 million, or $1.20 per common share, assuming dilution, for same period in 2012, an increase of $655 thousand, or 8.44%. The weighted average numbers of common shares, assuming dilution, were 7,301,861 and 5,912,051 for the years ended December 31, 2013 and 2012, respectively. Common shares outstanding were 8,216,747 and 7,055,946 at December 31, 2013 and 2012, respectively. For the quarter ended December 31, 2013, the Company reported consolidated net income of $2.0 million, or $0.24 per common share, assuming dilution, compared to $1.6 million, or $0.26 per common share, assuming dilution, for the quarter ended December 31, 2012, an increase of $360 thousand, or 22.02%. The weighted average numbers of common shares, assuming dilution, were 7,943,221 and 6,027,787 for the quarters ended December 31, 2013 and 2012, respectively.

"The operational results for the year ending December 31, 2013, reflect the integration of three transformative transactions for our Company," President and Chief Executive Officer, Steve Theroux, stated. "We are particularly pleased by our continued organic growth, and we are excited to focus our resources to maximize our franchise value. We are in a strong position to leverage our product platforms across companies and grow through our full array of financial products and services to benefit customers at any stage of their financial lives."

2013 Financial Highlights

  Total assets increased $151.7 million, or 11.94%, to $1.4 billion at December 31, 2013, from $1.3 billion at December 31, 2012.

  Net loans increased $231.9 million, or 25.70%, to $1.1 billion at December 31, 2013, from $902.2 million at December 31, 2012.

  In 2013, the Company originated $414.0 million in loans, compared to $426.8 million in 2012.

  The Company's loan servicing portfolio was $417.3 million at December 31, 2013, compared to $385.4 million at December 31, 2012.

  Total deposits increased $138.8 million, or 14.62%, to $1.1 billion at December 31, 2013, from $949.3 million at December 31, 2012.

  Net interest and dividend income for the year ended December 31, 2013, was $33.8 million compared to $29.0 million for the same period in 2012.

  Net income available to common stockholders was $8.1 million for the year ended December 31, 2013, compared to $7.1 million for the same period in 2012

  As a percentage of total loans, non-performing loans decreased to 1.97% at December 31, 2013, from 2.22% at December 31, 2012.

Earnings Summary

Net income of $8.4 million for the twelve months ended December 31, 2013, includes an increase of $4.8 million, or 16.39%, in net interest and dividend income. The provision for loan losses decreased $1.7 million to $962 thousand for the twelve months ended December 31, 2013, compared to $2.7 million for the same period in 2012. Noninterest income increased $1.0 million, or 7.14%, to $15.7 million for the twelve months ended December 31, 2013, compared to $14.6 million for the same period in 2012. This increase includes the addition of $2.7 million from trust and investment services income earned by Charter Trust Company since the acquisition in September of 2013 and a mark-to-market adjustment of $1.4 million related to the same acquisition partially offset by decreases of $2.9 million in net gains on sales and calls of securities and $643 thousand on net gains on sales of loans. Noninterest expense increased $7.4 million, or 25.23%, to $37.0 million for the twelve months ended December 31, 2013, compared to $29.5 million for the same period in 2012. Within noninterest expense, salaries and employee benefits increased $4.2 million, or 27.94%, to $19.2 million for the twelve months ended December 31, 2013, compared to $15.0 million for the same period in 2012. This increase reflects the expenses related to additional staff and operations for The Nashua Bank division acquired in December 2012, four months of expenses related to additional staff and operations for Charter Trust Company, and two months of expenses related to staff and operations for The Randolph National Bank and its eight branches, which the Company acquired in October 2013. Merger-related expenses increased $453 thousand, or 38.82%, to $1.6 million for the year ended December 31, 2013, compared to the same period in 2012 representing the costs of acquiring, converting and integrating The Randolph National Bank and Charter Holding Corp. in 2013 and The Nashua Bank in 2012.

Net income of $2.0 million for the quarter ended December 31, 2013, includes an increase of $2.4 million, or 33.06%, in net interest and dividend income compared to the same period in 2012. The provision for loan losses decreased $176 thousand to $268 thousand for the quarter ended December 31, 2013, compared to $444 thousand for the same period in 2012. Noninterest income increased $811 thousand, or 21.55%, to $4.6 million for the quarter ended December 31, 2013, compared to $3.8 million for the same period in 2012. This increase includes increases of $173 thousand in customer service fees, $13 thousand in rental income, the addition of $2.1 million in trust and investment services income, $30 thousand in insurance commission income, and $72 thousand in bank-owned life insurance income offset by decreases of $222 thousand in net gains on sales and calls of securities, $1.2 million in net gain on sales of loans, and $146 thousand in realized gains in Charter Holding Corp. Noninterest expense increased $3.2 million, or 40.51%, to $11.2 million for the quarter ended December 31, 2013, compared to $7.9 million for the same period in 2012, including an increase of $2.4 million of salaries and benefits expenses related to staffing additional locations as a result of the Company's recent acquisitions and the opening of a new branch in the Nashua market during the fourth quarter of 2013. Related to additional locations was an increase in occupancy and equipment expenses of $334 thousand, or 35.65%, for the quarter ended December 31, 2013, compared to the same period in 2012.

Balance Sheet Summary

Total assets were $1.4 billion at December 31, 2013, compared to $1.3 billion at December 31, 2012, an increase of 11.94%. Securities available-for-sale decreased $87.1 million to $125.2 million at December 31, 2013, from $212.4 million at December 31, 2012. Net loans held in portfolio increased $231.9 million, or 25.70%, to $1.1 billion million at December 31, 2013, from $902.2 million at December 31, 2012. This increase in loans includes approximately $131.2 million of loans from the acquisition of The Randolph National Bank. The allowance for loan losses was $9.8 million at December 31, 2013, compared to $9.9 million at December 31, 2012. The change in the allowance for loan losses is the net effect of provisions of $888 thousand, charge-offs of $1.8 million, and recoveries of $712 thousand in addition to a net increase of $10 thousand to the reserve for the overdraft protection program. Additionally, the Bank had a credit mark of $6.8 million at December 31, 2013 related to acquired loan balances of $191.4 million. Total loan production for the twelve months ended December 31, 2013 was $414.0 million compared to $426.8 million for the twelve months ended December 31, 2012. Loan production during the fourth quarter of 2013 was $119.3 million compared to $103.5 million for the same period in 2012.

Goodwill increased $7.9 million, or 22.47%, to $43.3 million at December 31, 2013, from $35.4 million at December 31, 2012. This increase reflects $3.2 million of goodwill related to the acquisition of Charter Holding Corp. and $4.7 million related to the acquisition of Central Financial Corp., holding company of The Randolph National Bank. Intangible assets increased $7.6 million, or 222.60%, to $11.0 million at December 31, 2013, compared to $3.4 million at December 31, 2012. This reflects a customer list intangible of $4.0 million related to Charter Holding Corp. and a core deposit intangible of $4.6 million related to The Randolph National Bank, net of intangible amortizations of $1.0 million for the year ended December 31, 2013.

Total deposits increased $138.8 million, or 14.62%, to $1.1 billion at December 31, 2013, from $949.3 million at December 31, 2012. This increase in deposits reflects the addition of approximately $148.7 million of deposits from the acquisition of The Randolph National Bank. Advances from the Federal Home Loan Bank decreased $21.0 million, or 14.71%, to $121.7 million at December 31, 2013, from $142.7 million at December 31, 2012.

Stockholders' equity of $149.3 million resulted in a book value of $15.37 per common share at December 31, 2013, based on 8,216,747 shares of common stock outstanding. The Bank remains well-capitalized with a Leverage (Tier I) Capital ratio of 8.39% at December 31, 2013.

Quarterly Dividend

On January 9, 2014, the Company declared a regular quarterly cash dividend of $0.13 per share payable January 31, 2014 to stockholders of record as of January 24, 2014.

Annual Meeting

The 2014 Annual Meeting of Stockholders will be held on May 8, 2014 at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire at 10:00 a.m.

About New Hampshire Thrift Bancshares, Inc.
New Hampshire Thrift Bancshares, Inc. is the holding company of Lake Sunapee Bank, fsb, a federally chartered savings bank that provides a wide range of life-cycle banking and financial services. Lake Sunapee Bank has four wholly owned subsidiaries: Lake Sunapee Financial Services Corp., Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties, McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency, and Charter Holding Corp., which wholly owns Charter Trust Company, a trust services and wealth management company. New Hampshire Thrift Bancshares, Inc., through its direct and indirect subsidiaries, operates 29 offices in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan counties and 18 offices in Vermont in Orange, Rutland and Windsor counties.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and Lake Sunapee Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   New Hampshire Thrift Bancshares, Inc.
                       Selected Financial Highlights

For the Years Ended December 31,                     2013          2012
                                                 ------------  ------------
(Dollars in thousands except for per share data)
Net Income                                       $     8,414$         7,759
Per Share Data:
  Basic Earnings                                         1.11          1.20
  Diluted Earnings (1)                                   1.11          1.20
  Dividends Paid                                         0.52          0.52
  Dividend Payout Ratio                                 46.85%        43.33%

As of December 31,                                   2013          2012
                                                 ------------  ------------
(Dollars in thousands except for per share data)
Total Assets                                     $  1,422,207  $  1,270,477
Total Securities (2)                                  134,998       221,875
Loans, Net                                          1,134,110       902,236
Total Deposits                                      1,088,092       949,341
Federal Home Loan Bank Advances                       121,734       142,730
Stockholders' Equity                                  149,257       129,494
Book Value per Common Share                      $      15.37  $      15.09
Common Shares Outstanding                           8,216,747     7,055,946

Leverage (Tier I) Capital                                8.39%         8.87%

Number of Offices:
    Banking Offices                                        38            29
    Insurance Offices                                       3             2
    Trust Offices                                           6             -

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

As of December 31,
(Dollars in thousands)                               2013          2012
                                                 ------------  ------------
ASSETS                                            (unaudited)
  Cash and due from banks                        $     13,748  $     26,147
  Overnight deposits                                   21,573        13,265
                                                 ------------  ------------
      Total cash and cash equivalents                  35,321        39,412
  Securities available-for-sale                       125,238       212,369
  Federal Home Loan Bank stock                          9,760         9,506
  Loans held-for-sale                                     680        11,983
  Loans receivable, net of the allowance for
   loan losses of $9.8 million as of December
   31, 2013, and $9.9 million as of December 31,
   2012                                             1,134,110       902,236
  Accrued interest receivable                           2,628         2,845
  Bank premises and equipment, net                     23,842        17,261
  Investments in real estate                            3,681         4,074
  Other real estate owned                               1,343           102
  Goodwill                                             43,348        35,395
  Intangible assets                                    11,020         3,416
  Investment in partially owned Charter Holding
   Corp., at equity                                         -         4,909
  Bank-owned life insurance                            19,544        18,905
  Other assets                                         11,692         8,064
                                                 ------------  ------------
    Total assets                                 $  1,422,207  $  1,270,477
                                                 ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
      Noninterest-bearing                        $    101,446  $     74,133
      Interest-bearing                                986,646       875,208
                                                 ------------  ------------
      Total deposits                                1,088,092       949,341
  Federal Home Loan Bank advances                     121,734       142,730
  Securities sold under agreements to repurchase       27,885        14,619
  Subordinated debentures                              20,620        20,620
  Accrued expenses and other liabilities               14,619        13,673
                                                 ------------  ------------
    Total liabilities                               1,272,950     1,140,983
                                                 ------------  ------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per share:
   2,500,000 shares authorized:
    Series B, fixed rate noncumulative
     perpetual, fixed rate cumulative perpetual,
     23,000 shares issued and outstanding at
     December 31, 2013, and 23,000 shares issued
     and outstanding at December 31, 2012                   -             -
  Common stock, $.01 par value, per share:
   10,000,000 shares authorized, 8,651,076
   shares issued and 8,216,747 shares
   outstanding as of December 31, 2013, and
   7,486,225 shares issued and 7,055,946 shares
   outstanding as of December 31, 2012                     87            75
  Paid-in capital                                     100,961        83,977
  Retained earnings                                    58,347        53,933
  Accumulated other comprehensive loss                 (2,897)       (1,444)
  Unearned stock awards                                  (490)         (377)
  Treasury stock, at cost, 434,329 shares as of
   December 31, 2013, and 430,279 shares as of
   December 31, 2012                                   (6,751)       (6,670)
                                                 ------------  ------------
    Total stockholders' equity                        149,257       129,494
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $  1,422,207  $  1,270,477
                                                 ============  ============

                    New Hampshire Thrift Bancshares, Inc.
                      Consolidated Statements of Income

(Dollars in thousands      For the Twelve Months      Three Months Ended
 except for per share       Ended December 31,            December 31,
data)                        2013         2012         2013         2012
                         ------------ -----------  -----------  ------------
INTEREST AND DIVIDEND
 INCOME                   (unaudited)              (unaudited)   (unaudited)
  Interest and fees on
   loans                 $     38,034 $    32,542  $    10,758  $      8,489
  Interest and dividends
   on debt investments
  Taxable                       1,333       3,223          292           466
  Dividends                        52          62           13            15
  Other                           857         594          251           135
                         ------------ -----------  -----------  ------------
  Total interest and
   dividend income             40,276      36,421       11,314         9,105
                         ------------ -----------  -----------  ------------

INTEREST EXPENSE
  Interest on deposits          4,055       4,381          993         1,026
  Interest on advances
   and other borrowed
   money                        1,585       1,944          409           495
  Interest expense on
   debentures                     806       1,027          159           252
  Interest on securities
   sold under agreements
   to repurchase                   51          47           13            12
                         ------------ -----------  -----------  ------------
  Total interest expense        6,497       7,399        1,574         1,785
                         ------------ -----------  -----------  ------------

  Net interest and
   dividend income             33,779      29,022        9,740         7,320

PROVISION FOR LOAN
 LOSSES                           962       2,705          268           444
                         ------------ -----------  -----------  ------------

  Net interest and
   dividend income after
   provision for loan
   losses                      32,817      26,317        9,472         6,876
                         ------------ -----------  -----------  ------------

NONINTEREST INCOME
  Customer service fees         5,239       5,067        1,473         1,300
  Net gain on sales and
   calls of securities            964       3,819          182           404
  Net gain on sales of
   loans                        2,224       2,867          166         1,333
  Net gain (loss) on
   sales of other real
   estate owned and
   fixed assets                     5        (150)          (5)            -
  Mark-to-market
   adjustment on Charter
   Holding Corp.                1,369           -            -             -
  Rental income                   746         736          189           176
  Realized gain in
   Charter Holding Corp.          294         444            -           146
  Trust and investment
   services income              2,741           -        2,063             -
  Insurance commission
   income                       1,467       1,315          297           267
  Bank owned life
   insurance income               639         545          209           137
                         ------------ -----------  -----------  ------------
  Total noninterest
   income                      15,688      14,643        4,574         3,763
                         ------------ -----------  -----------  ------------

(Dollars in thousands      For the Twelve Months      Three Months Ended
 except for per share        Ended December 31,          December 31,
data)                        2013         2012         2013         2012
                         -----------  ------------ -----------  -----------
NONINTEREST EXPENSES     (unaudited)               (unaudited)  (unaudited)
Salaries and employee
 benefits                     19,219        15,022       6,240        3,836
Occupancy and equipment
 expenses                      4,500         3,648       1,271          937
Advertising and
 promotion                       662           481         192          131
Depositors' insurance            776           802         202          198
Professional services          1,265         1,208         270          289
Data processing and
 outside services              1,393         1,117         389          268
Telephone                        706           664         212          153
ATM processing fees              630           498         164          130
Net (benefit)
 amortization of
 mortgage servicing
 rights and mortgage
 servicing rights                (40)           92         (17)          (4)
Supplies                         454           373         104           94
Merger related expenses        1,620         1,167         147
Other expenses                 5,779         4,445       1,977        1,904
                         -----------  ------------ -----------  -----------
Total noninterest
 expenses                     36,964        29,517      11,151        7,936
                         -----------  ------------ -----------  -----------

INCOME BEFORE PROVISION
 FOR INCOME TAXES             11,541        11,443       2,895        2,703

PROVISION FOR INCOME
 TAXES                         3,127         3,684         900        1,068

                         -----------  ------------ -----------  -----------
NET INCOME               $     8,414  $      7,759 $     1,995  $     1,635
                         ===========  ============ ===========  ===========
NET INCOME AVAILABLE TO
 COMMON STOCKHOLDERS     $     8,098  $      7,093 $     1,937  $     1,584

Earnings Per Common
 Share, basic            $      1.11  $       1.20 $      0.24  $      0.26
Earnings Per Common
 Share, assuming
 dilution (1)            $      1.11  $       1.20 $      0.24  $      0.26
Dividends Declared per
 common share            $      0.52  $       0.52 $      0.13  $      0.13

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Laura Jacobi
First Senior Vice President
Chief Financial Officer
603-863-0886